EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM AND NATURAL GAS CONSULTANTS

As independent petroleum and natural gas consultants, we hereby consent to the incorporation from EQT Corporation’s Current Report on Form 8-K/A (Amendment No. 1), filed on February 25, 2020, of our audit report for the year ended December 31, 2019, as amended, and our name by reference into this Registration Statement on Form S-8 filed under the Securities Act of 1933, as amended, pertaining to the EQT Corporation 2020 Long-Term Incentive Plan.  We have no interest of a substantial or material nature in EQT Corporation or in any affiliate. We have not been employed on a contingent basis, and we are not connected with EQT Corporation, or any affiliate, as a promoter, underwriter, voting trustee, director, officer, employee or affiliate.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

May 1, 2020